UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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                             MAGICJACK VOCALTEC LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGICJACK VOCALTEC LTD.
12 Benny Gaon Street, Building 2B,
Poleg Industrial Area, Netanya, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

We will hold the annual general meeting of shareholders of magicJack VocalTec Ltd. (the “Company”) at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021 at 11:00 a.m. Israel time on August 14, 2012, or at any adjournments thereof (the “Meeting”).

The agenda for the Meeting is as follows:

1.	To approve the reappointment of Yoseph Dauber as an external director of the Company for a three-year term in accordance with the Israeli Companies Law;

2.
To approve the cash compensation and expense reimbursement of the Company’s directors (other than Mr. Daniel Borislow, whose cash compensation and expense reimbursement will stay the same, and other than external directors);

3.	To approve the cash compensation and expense reimbursement of the Company’s external directors;

4.	To approve the share grant arrangement with Mr. Daniel Borislow as disclosed in the attached proxy statement;

5.	To hold an advisory vote on executive compensation as disclosed in the attached proxy statement;

6.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one (1), two (2) or three (3) years;

7.	To approve an amendment to the Company’s Articles of Association to provide for election of each of the Company's directors on an annual basis (other than the Company's external directors);

8.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2012 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

9.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on July 9, 2012 will be entitled to attend and vote at the Meeting.  This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about July [   ], 2012.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you intend to attend the Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed proxy card to us in the enclosed, postage-paid envelope.  If you attend the Meeting, you may vote in person, whether or not you have already executed and returned your proxy card.  You may revoke your proxy card not later than two (2) hours prior to the scheduled time of the Meeting or at the Meeting itself if you attend the Meeting.  If you revoke your proxy, you may only vote by attending the Meeting in person.  If you have any questions, please feel free to call Mr. Peter Russo, the Company’s Chief Financial Officer, at (561)-749-2255.

 By Order of the Board of Directors,

MAGICJACK VOCALTEC LTD.

Gerald Vento

Chairman of the Board of Directors

July   , 2012

ii

MAGICJACK VOCALTEC LTD.

12 Benny Gaon Street, Building 2B,
Poleg Industrial Area, Netanya, Israel

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, no par value, of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us” or the “Company”), in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies for use at the Company’s annual general meeting of shareholders or any adjournment thereof (the “Meeting”).  The Meeting will be held on August 14, 2012 at 11:00 a.m. Israel time at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021.

At the Meeting, you will be requested to approve the following matters:

1.	To approve the reappointment of Yoseph Dauber as an external director of the Company for a three-year term in accordance with the Israeli Companies Law (the “Companies Law”);

2.
To approve the cash compensation and expense reimbursement of the Company’s directors (other than Mr. Daniel Borislow, whose cash compensation and expense reimbursement will stay the same, and other than external directors);

3.	To approve the cash compensation and expense reimbursement of the Company’s external directors;

4.	To approve the share grant arrangement with Mr. Daniel Borislow disclosed in this proxy statement;

5.	To hold an advisory vote on executive compensation as disclosed in this proxy statement;

6.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one (1), two (2) or three (3) years;

7.	To approve an amendment to the Company’s Articles of Association to provide for election of each of the Company's directors on an annual basis (other than the Company's external directors);

8.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2012 and authorize the Company’s Board, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

9.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT.

The approval of Proposals 1 and 3 requires the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, provided that such a majority includes either (i) at least the majority of the total votes of shareholders who are not controlling shareholders and do not have personal interest (excluding a personal interest not resulting from the shareholder’s relationship with the controlling shareholder) in the approval of such proposals, present at the Meeting in person or by proxy (votes abstaining shall not be taken into account); or (ii) the total number of ordinary shares of the Company mentioned in clause (i) above voted against such proposals does not exceed two percent (2%) of the total voting rights in the Company.

The approval of Proposal 4 requires the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, provided that such a majority includes either (i) at least the majority of the total votes of shareholders who have no personal interest in the approval of Proposal 4, present at the Meeting in person or by proxy (votes abstaining shall not be taken into account); or (ii) the total number of ordinary shares of the Company mentioned in clause (i) above voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

The affirmative vote of the holders of a simple majority of the shares present and voted in the Meeting in person or by proxy is required to approve Proposals 2, 5 and 8.  With respect to Proposal 6, the Board will consider the alternative receiving the greatest number of votes to be the recommendation of shareholders.

The affirmative vote of the holders of not less than seventy-five percent (75%) of the shares represented and voted in the Meeting in person or by proxy is required to approve Proposal 7.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Only Proposal 8 (ratification of the reappointment of the independent public auditor) is considered a routine matter on which brokers will be entitled to vote without instructions from the beneficial owner.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 7, and 8, AND FOR “EVERY THREE YEARS” ON PROPOSAL 6.

The Board is soliciting proxies for use at the Meeting.  A form of proxy card for use at the Meeting is attached.  The completed proxy card should be mailed to the Company in the pre-addressed envelope provided and should be received by the Company not less than two (2) hours before the time fixed for the Meeting.  Upon the receipt of a properly executed proxy card in the form enclosed, the persons named as proxies in the proxy card will vote the ordinary shares covered by the proxy in accordance with the directions of the shareholder executing the proxy. In the absence of instructions, the persons named as proxies intend to vote the ordinary shares covered by the proxy cards IN FAVOR of the Proposals 1, 2, 3, 4, 5, 7 and 8, and for EVERY THREE YEARS on Proposal 6.  You may revoke the authority granted by your execution of proxies at any time until two (2) hours before the Meeting by presenting to the Company at its registered office proof of your identity as it appears on the proxy and withdrawing the proxy or at the Meeting itself if attending the Meeting, in which case you may only vote your shares by attending the Meeting in person and voting at the Meeting. Any shareholder that holds, as of the record date set for determining the shareholders entitled to notice of and to vote at the Meeting, either (i) five percent (5%) or more of the total voting rights in the Company, or (ii) five percent (5%) or more of the total voting rights in the Company held by all shareholders that are not control persons, may, directly or through a representative after the Meeting is held, review, at the Company’s registered office, all proxies received by the Company with respect to the Meeting.

Only shareholders of record at the close of business on July 9, 2012 will be entitled to vote at the Meeting.  Proxies are being mailed to shareholders on or about [                  ], 2012  and will be solicited mainly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact.  We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals.  We will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.  You may vote shares directly held in your name in person at the Meeting.  If you want to vote in person at the Meeting shares held in street name, you must request a legal proxy from the broker, bank or other nominee that holds the shares, and must present such legal proxy at the Meeting.

On July 9, 2012, the Company had outstanding [                           ] ordinary shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two (2) or more shareholders, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum at the Meeting.  Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will not be counted as voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum.  If a quorum is not present within thirty (30) minutes from the time appointed for the Meeting, the Meeting will be adjourned to the same day in the following week, at the same time and place, or to such day and at such time and place as the Chairman of the Meeting may determine.  At such adjourned Meeting, two (2) or more members, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum.

If you wish to express your position on an agenda item for the Meeting, you may do so by submitting a written position statement to the Company’s offices, c/o Chief Financial Officer, at 12 Benny Gaon Street, Area, Netanya, Israel. Position statements should be submitted to the Company no later than [                   ], 2012.

Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2013 annual general meeting of shareholders, our Secretary must receive the written proposal at our principal executive offices no later than [a reasonable time before the Company begins to print and send its proxy materials]. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  Proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: magicJack VocalTec Ltd.,12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel, Attn: Secretary.

Our Amended and Restated Articles of Association also establish an advance notice procedure for shareholders who wish to include a subject in the agenda of an annual general meeting of shareholders in the future. Any such request must be in writing, must include all information related to subject matter and the reason that such subject is proposed to be brought before the annual general meeting and must be signed by the shareholder or shareholders making such request. In addition subject to the Companies Law and the provisions of Article 39, the Board may include such subject in the agenda of an annual general meeting only if the request has been delivered to the Secretary of the Company not later than sixty (60) days and not more than one hundred and twenty (120) days prior to the annual general meeting in which the subject is to be considered by the shareholders of the Company. Each such request shall also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board may, in its discretion to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of an annual general meeting, as the Board may reasonably require.

Nomination of Director Candidates

You may also propose director candidates for consideration by our Board if you hold at least one percent (1%) of the outstanding voting power in the Company.  For additional information regarding shareholder recommendations for director candidates, see “Corporate Governance—Director Nominating Process.”

This proxy statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (“SEC”). We encourage you to read the entire proxy statement carefully.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders To Be Held on August 14, 2012:  This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.ir@vocaltec.com.  If you would like to obtain directions to be able to attend the Meeting in person, please call the Company’s Chief Financial Officer, at 561-749-2255.

PROPOSAL 1

REAPPOINTMENT OF DIRECTOR YOSEPH DAUBER

Our Amended and Restated Articles of Association provides that the Board will consist of not less than two (2) nor more than eleven (11) directors.  In addition, each director, except for external directors, will serve for a term that expires either at the annual general meeting held in the first year following the year of his/her election or at the annual general meeting held in the third year following the year of his/her election.  The term of service for each director is determined by the shareholders at the time of the election of such director.  The Board presently consists of six (6) members.  The expiration dates of the terms of office of our directors currently are as follows:  (a) Donald A. Burns — at the annual general meeting of the Company’s shareholders to be held in 2014 (at which time he may be re-appointed as a director); (b) Daniel Borislow, Gerald Vento and Dr. Yuen Wah Sing — at the annual general meeting of the Company’s shareholders to be held in 2013 (at which time he may be re-appointed as a director); (c) External Director Yoseph Dauber, whose term of office as an external director expires this month; and (d) External Director Tali Yaron-Eldar, who was elected to her office as an external director in April 2011 for a three (3) year term.  If Proposal 7 is approved by the Company shareholders, the term of office of all our directors (other than external directors) will expire at the annual general meeting to be held in 2013.

In the event that one or more vacancies is created in the Board, including without limitation a situation in which the number of directors is less than the maximum number permitted under the Amended and Restated Articles of Association, the continuing directors may appoint directors to temporarily fill any such vacancy, provided, however, that if the number of directors is less than four (4), they may only act in (i) an emergency; or (ii) to fill the office of director which has become vacant; or (iii) in order to call a general meeting of the Company for the purpose of electing directors to fill any or all vacancies, so that at least four (4) directors are in office as a result of said meeting. Notwithstanding the foregoing, in the event of the vacancy of an external director, the Company shall elect a new external director or take such other action as required under the Companies Law.

Nominee for Election at the Meeting

The Board has selected one external director nominee to be re-elected at the Meeting.  The nominee for election is currently an external director of the Company. The term of office of the nominee is a three-year term in accordance with the provisions of the Companies Law.

Directors (except for external directors) are elected at the annual general meeting or an extraordinary meeting of the Company by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The nominee for election has agreed to serve if elected, and management and the Board have no reason to believe that the nominee will be unable to serve. There are no family relationships among any of the Company’s directors, the director nominee, or executive officers.  The nominee has attested to the Board and the Company that he meets all the requirements in connection with the election of directors under the Companies Law, per the statement in the form attached hereto as Appendix A.  The name of the nominee, his age, and certain other information are set forth below:

Yoseph Dauber, 76, was appointed to the Company’s Board in August 2006. In November 2009, Mr. Dauber was appointed for a second three-year term as an external director. Mr. Dauber has served as a director of NICE Systems Ltd. since April 2002. Mr. Dauber also serves on the board of directors of S. Shlomo Holdings Ltd., Delek Group and Orbit Technologies Ltd. Mr. Dauber is currently the Chairman of Kcps Manof Fund. Until January 2009, Mr. Dauber served as a director of Clal Insurance Holdings Company. From September 2003 and until November 2008 he served on the board of directors of Bank Hapoalim. Mr. Dauber joined Bank Hapoalim in 1973. On July 1988 he became a member of the Board of Management of Bank Hapoalim. Beginning 2001 until June 2002, he was Deputy Chairman of the Board of Management and joint Managing Director of Bank Hapoalim. From 2002 to 2003, he served as Chairman of the Israel Maritime Bank Ltd. Mr. Dauber has also served on the board of directors of Lodzia Rotex Ltd. and Afcon Industries Ltd. Mr. Dauber holds a Bachelor’s degree in Economics and Statistics from the Hebrew University in Jerusalem and a Masters degree in Law from Bar Ilan University.  Mr. Dauber contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his board experience and his background in management, economics and law.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the reappointment of Mr. Yoseph Dauber as an external director of the Company for a three-year term in accordance with the Companies Law, is hereby approved.”

The Board recommends a vote “FOR” the nominee named in Proposal 1.

The affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, provided that such a majority includes either (i) at least the majority of the total votes of shareholders who are not controlling shareholders and do not have personal interest (excluding a personal interest not resulting from the shareholder’s relationship with the controlling shareholder) in the approval of the proposal, present at the Meeting in person or by proxy (votes abstaining shall not be taken into account); or (ii) the total number of ordinary shares of the Company mentioned in clause (i) above voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company, is necessary for the approval of the foregoing resolution.

Directors Not Standing For Election Whose Terms Do Not Expire in 2012

The members of the Board whose terms do not expire at the Meeting and who are not standing for election at the Meeting are set forth below:

Daniel Borislow, 50, was appointed as our Chief Executive Officer and to our Board on July 16, 2010. Mr. Borislow is the founder of YMax Corporation (“YMax”) and served as an executive officer and a director since its inception in 2005. Mr. Borislow is the inventor of the magicJack. In 1989, Mr. Borislow founded Tel Save (later known as Talk.com), an Internet and telecommunications company, which went public in 1995, at which point Mr. Borislow owned approximately 58% of its common stock. Tel Save reached a valuation as high as $2 billion. He served as the Chairman and Chief Executive Officer of Talk.com until 1999, when he retired. Mr. Borislow has a Bachelor of Arts and Honorary Doctorate degrees from Widener University, where he also serves on the Board of Trustees.  Mr. Borislow brings to the Board extensive experience in telecommunications and an in-depth knowledge of the Company’s business and its products.

Gerald Vento, 65, was appointed to our Board on July 16, 2010 and elected as Chairman in April 2012.  Mr. Vento has served as a director of YMax since 2008. Mr. Vento currently serves as the CEO and Executive Chairman of Velocity Express, LLC, a privately held transportation and logistics company. Mr. Vento served as the CEO and Executive Chairman of Westec Intelligent Surveillance, a privately held video surveillance security company, from 2004 through 2009, and he continues to serve as a director of Westec. From 1996 to 2002, Mr. Vento served as the Chief Executive Officer of TelCorp PCS Inc. From 1993 to 1995, he served as the Vice Chairman and Chief Executive Officer of Sprint Spectrum/American PCS, L.P., where he oversaw the development of the first PCS network in the United States.  Mr. Vento contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his extensive business growth experience and prior work in the telecom industry.

Dr. Yuen-Wah Sing, 58, was appointed to our Board on July 16, 2010. Dr. Sing has been the President of TigerJet Network, Inc. (“TigerJet”), currently a wholly owned subsidiary of YMax, since June 2008. Dr. Sing brings more than 30 years of semiconductor and VoIP communication industry experience to the Company. He has served as a director of YMax since 2008 and as its Chairman since October 2009. Prior to its acquisition by YMax in 2008, from 1998 to 2008, Dr. Sing founded and was the Chief Executive Officer of TigerJet. Prior to founding TigerJet, Dr. Sing was the founder of 8x8 Inc./Packet 8, a video conferencing and VoIP company and served as Executive Vice President and Vice Chairman from 1987 to 1997. Dr. Sing received a PhD and MS degree in electrical engineering from the University of California, Berkeley.

Donald A. Burns, 49, was appointed to the Company’s Board on December 17, 2010. Mr. Burns served as President of YMax from March 2007 to February 2008, director of YMax from March 2007 to June 2009 and Chairman of the board of directors of YMax from February 2008 to June 2009. In 1993, Mr. Burns founded Telco Communications Group, Inc., a telecommunications company, and its Dial & Save subsidiaries, and served as the Chief Executive Officer and Vice Chairman until the company was sold to Excel Telecommunications, Inc. in 1997. Mr. Burns is the Founder and President of The Donald A. Burns Foundation, Inc. Mr. Burns attended The University of Maryland.  Mr. Burns qualifications for our Board include his leadership skills and years of experience working in the telecommunications business.

Tali Yaron-Eldar, 48, was appointed to the Company’s Board in April 2011. From January 2004 until March 2008, she has served as the Chief Executive Officer of Arazim Investment Company, a publicly traded real estate investment company. She was a partner with the law firm Cohen, Yaron-Eldar & Co. from July 2004 to March 2007, when she became a partner with the law firm of Tadmor & Co. Ms. Yaron-Eldar has also served in a variety of public positions, including Chief Legal Advisor of the Customs and V.A.T. Department of the Finance Ministry of the State of Israel from 1998 to 2001 and as the Commissioner of Income Tax and Real Property Tax Authority of the State of Israel from 2002 to 2004. She currently serves as a director of Rosetta Genomics Ltd., a biotech company traded on NASDAQ; Alliance Ltd., a tire manufacturing company traded on the Tel Aviv Stock Exchange; Meditechnika Ltd., a medical appliances company traded on the Tel Aviv Stock Exchange; and Juno Capital. Ms. Yaron-Eldar holds an MBA, specializing in finance, and an LLB from Tel Aviv University, and is a member of the Israeli Bar Association.  Ms. Yaron-Eldar has been determined by the Board to be an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.  She contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her legal, tax and finance experience.

Mr. Ilan Rosen resigned as a member of the Board of Directors effective April 1, 2012.

Corporate Governance

Director Independence

The Board makes an annual determination of independence as to each board member under the current standards for “independence” established by the NASDAQ Global Market (“NASDAQ”). In January 2012, the Board determined that all of its directors, except Daniel Borislow and Dr. Yuen Wah Sing, are independent under these standards.

Director Nominating Process

Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder holding at least one percent (1%) of the outstanding voting power in the Company. However, and without limitation of Section 63 of the Companies Law, any such shareholder may nominate one or more persons for election as a director at a general meeting only if a written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual general meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a extraordinary general meeting of shareholders for the election of directors, at least ninety (90) days prior to the date of such meeting. Each such notice shall set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•
the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each of the nominees declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided.

The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

On June 29, 2012, the Board of Directors established a Nominating committee comprised of Donald A. Burns, Yoseph Dauber, Tali Yaron-Eldar and Gerald Vento.

The directors who participate in the consideration of director nominees evaluate all aspects of a candidate’s qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives.  The same evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.  Among a candidate’s qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of shareholders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The directors who participate in the consideration of director nominees give consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but there is no formal policy regarding Board diversity.

Shareholder Communications with the Board

We provide a process by which our shareholders may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Shareholders can contact our non-management directors by sending such communications to the attention of the Secretary, c/o magicJack Vocaltec Ltd., 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel or at www.vocaltec.com.  Shareholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to the same address. The Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, executive officers, and other employees. A copy of our code of ethics is available on the Company’s Internet Website: http://www.vocaltec.com under the “Corporate” tab.

Board Leadership Structure

Our Amended and Restated Articles of Association does not contain a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time.  Currently, the offices of the Chairman of the Board and the Chief Executive Officer are held by two different people.  The Chairman of the Board is Gerald Vento, while our Chief Executive Officer is Daniel Borislow.  The Board believes that its independent, non-management directors, which currently make up four (4) of six (6) directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company’s non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Day-to-day management of risk is the direct responsibility of the Company’s Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company’s risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board’s standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the Company, including financial reporting and disclosure risks.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met in person or by conference calls six times during the fiscal year ended December 31, 2011. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2011.

The Board has not adopted a policy with respect to Board members’ attendance at annual meetings of shareholders.  One director attended last year’s annual meeting.

The Committees

The Board has the following two standing committees: (1) Audit and (2) Compensation.  The Board does not have a standing nominating committee or committee performing similar functions.  The composition of the committees for fiscal year 2011 is presented below. The Board has affirmatively determined that each director who currently serves on the Audit and Compensation Committees is independent, as the term is defined by applicable NASDAQ and SEC rules.

Audit Committee

Under the Companies Law, the board of directors of any publicly traded company must also appoint an audit committee, comprised of at least three directors, including all of the external directors, but excluding: the chairman of the board of directors, any controlling shareholder or a relative of a controlling shareholder, any director employed by the Company or by its controlling shareholder or by an entity controlled by the controlling shareholder, any director who regularly provides services to the company or to its controlling shareholder or to an entity controlled by the controlling shareholder, and any director who derives most of its income from the controlling shareholder.

The purpose of our Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries as well as complying with the legal requirements under Israeli law and the Sarbanes-Oxley Act of 2002. The following are examples of functions within the authority of the Audit Committee:

•
To detect irregularities in the management of our business and our internal control procedures through, among other things, consultation with our internal and external auditors and to suggest to the board of directors methods to correct those irregularities;

•
To decide whether to approve acts or transactions involving directors, executive officers, controlling shareholders and third parties in which directors, executive officers or controlling shareholders have an interest; and

•	To communicate on a regular basis with the Company’s outside auditors and review their operation and remuneration.

The Audit Committee may not approve an action or a transaction with an office holder or a controlling shareholder or an entity in which either of them has a personal interest unless at the time of approval the two external directors are serving as members of the audit committee and at least one of the external directors is present at the meeting in which an approval is granted.

As of June 30, 2012, our Audit Committee was comprised of Yoseph Dauber, Tali Yaron-Eldar and Donald A. Burns.  Our Board has determined that Tali Yaron-Eldar qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.  The Audit Committee met or participated in conference calls seven times during the fiscal year ended December 31, 2011.  The Audit Committee has a written charter approved by the Board, a copy of which can be found at www.vocaltec.com.

Compensation Committee

As of June 30, 2012, our Compensation Committee was comprised of Tali Yaron-Eldar, Donald A. Burns, and Yoseph Dauber.  The Compensation Committee has been appointed to recommend executive compensation to our Board for 2012.  The Compensation Committee does not have a written charter.  Please see “Compensation Discussion and Analysis” for discussion about our processes and procedures for the consideration and determination of executive and director compensation, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and information regarding the Company’s use of compensation consultants.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has been, at any time since its formation, an officer or employee of the Company. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K.

Certain Relationships and Related Transactions

In accordance with the Company’s Audit Committee Charter, the Audit Committee:  (i) reviews policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business, (ii) decides whether to approve engagements or transactions that require Audit Committee approval under the Companies Law, (iii) determines, on the basis of detailed arguments, whether to classify certain engagements or transactions as material or extraordinary as applicable, and therefore as requiring special approval under the Companies Law, and (iv) reviews and approves any engagements or transactions that require the Audit Committee’s approval under the Companies Law.

In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Approval of Related Party Transactions Under Israeli Law

Under the Companies Law, an engagement by the Company with an officer who is not a director regarding his or her service and terms of employment, including an undertaking to indemnify, exculpate or insure such office holder, must be approved by the audit committee and then the board of directors. Such an engagement may be approved by a compensation committee of the board of directors instead of the audit committee so long as such compensation committee complies with all the requirements that apply to an audit committee under the Companies Law.

For all other transactions between an officer and the Company, the Companies Law requires audit committee approval followed by board of director approval if the transaction is deemed to be extraordinary, and only board or director approval if the transaction is not deemed to be extraordinary. Under the Companies Law, an “extraordinary transaction” is a transaction:

•	other than in the ordinary course of business;
•	that is not on market terms; or
•	that is likely to have a material impact on a company’s profitability, assets or liabilities.

Under the Companies Law, arrangements between a public company and a director as to the terms of his office, and an arrangement with a director regarding the terms of employment in other positions in a public company, requires the approval of the audit committee followed by the approval of the board of directors and the shareholders of the company.

A person who has a personal interest in the approval of a transaction that is submitted to approval of the audit committee or the board of directors generally may not be present during the deliberations and shall not take part in the voting of the audit committee or of the board of directors on such transaction. However, such person may be present at the meeting for the purpose of presenting the transaction if the chairman of the board of directors or the chairman of the audit committee, as the case may be, has determined that the presence of such director is required for presenting the transaction. Notwithstanding the above, a director may be present at a deliberation of the audit committee and the board of directors and may take part in the voting, if the majority of the members of the audit committee or the board of directors, as the case may be, have a personal interest in the approval of the transaction, in which case the transaction shall also require the approval of the shareholders of the company.

In addition, under the Companies Law, extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of engagement of the company, directly or indirectly, with a controlling shareholder or his or her relative regarding the receipt by the company of services from the controlling shareholder, and if such controlling shareholder is also an office holder of the company, regarding his or her terms of service and employment, require the approval of the audit committee, the board of directors and the shareholders of the company, in that order. The shareholder approval must fulfill one of the following requirements: (i) the shareholder approval includes the approval of the holders of at least a majority of the shares of shareholders who have no personal interest in the transaction who vote at the meeting (abstained votes are disregarded), or (ii) the total number of shares of shareholders who have no personal interest in the transaction who vote against the transaction does not exceed two percent of the aggregate voting rights in the company. In addition, any such extraordinary transaction with a term of more than three years requires the abovementioned approval every three years unless, with respect to transactions not involving the receipt of services or compensation, the audit committee determines that a longer term is reasonable under the circumstances. A controlling shareholder is someone who has the ability to direct the activities of the company (other than due to a position in the company), including a shareholder who holds 25% or more of the voting rights in a public company if there is no other shareholder holding more than 25% of the voting rights at such time. There is a presumption that a shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder.

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The goals of our executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to align management’s incentives with the long-term interests of our shareholders. In addition, we provide our named executive officers with benefits that are generally available to all employees of the Company. Compensation paid to our executive officers is made on a discretionary basis by the Board following approval by the Audit Committee. In addition, shareholders must approve certain executive compensation, as described in more detail below.

Our “named executive officers” in 2010 and 2011 were Daniel Borislow, Chief Executive Officer and Director; Peter Russo, Chief Financial Officer and Treasurer; and Dr. Yuen Wah Sing, President – TigerJet and Director.

Since we are no longer considered a foreign private issuer as of January 1, 2012, we are no longer permitted to follow home country corporate governance practices in lieu of those followed by U.S. companies under the listing standards of NASDAQ. In connection with this transition to domestic issuer status, we have appointed a Compensation Committee consisting of independent members to recommend executive compensation to our Board in the future (in lieu of our Audit Committee).

Setting Executive Compensation

Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary, bonus, and equity compensation. The compensation package of each executive is designed to attract or retain those executives, and to reward company-wide performance through tying compensation decisions to general operational and financial performance. Executive management consisting of the Chief Executive Officer and Chief Financial Officer evaluates both company and individual performance and makes periodic compensation recommendations to the Compensation Committee and Board. The Compensation Committee may from time to time utilize various analyses, such as the above comparison of stockholder returns graph, to determine appropriate executive compensation.

Executive management conducts periodic assessments of individual performance as measured by financial and operational metrics of the Company appropriate to each individual executive, such as revenues and other operational/administrative measurements. Simultaneously, executive management conducts an assessment of our Company’s overall performance, which includes the achievement of operating results and other performance criteria. The combination of these two factors determines what will be the overall compensation recommendation from executive management to the Board. Based on this recommendation and its own analysis, the Board in consultation with the Compensation Committee uses its discretion to determine both the overall compensation level for each executive and specific allocation to each element of compensation.

Executive management and the Board in consultation with the Compensation Committee periodically review base salary levels for executive officers of our Company, and determinations regarding bonuses are generally made at the end of a fiscal year. The responsibilities of the Board in consultation with the Compensation Committee include discharging other responsibilities relating to compensation programs of our Company.

Shareholder Approval of Certain Executive Compensation

Due to their positions as directors, Israeli law requires that compensation payable to our executive officers Mr. Borislow and to Dr. Yuen Wah Sing be approved by our Audit Committee, Board, and shareholders. Because Mr. Borislow may be deemed to be a controlling shareholder of the Company, Israeli law requires that a special majority of shareholders approve his compensation, as described below.

Under the Companies Law, arrangements between a public company and a director as to the terms of his office, and an arrangement with a director regarding compensation for non-directorial duties in a public company, requires the approval of the audit committee followed by the approval of the board of directors and the shareholders of the company.

In addition, under the Companies Law, extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of engagement of the company, directly or indirectly, with a controlling shareholder or his or her relative regarding the receipt by the company of services from the controlling shareholder, and if such controlling shareholder is also an office holder of the company, regarding his or her terms of service and employment, require the approval of the audit committee, the board of directors and the shareholders of the company, in that order. The shareholder approval must fulfill one of the following requirements: (i) the shareholder approval includes the approval of the holders of at least a majority of the shares of shareholders who have no personal interest in the transaction who vote at the meeting (abstained votes are disregarded), or (ii) the total number of shares of shareholders who have no personal interest in the transaction who vote against the transaction does not exceed two percent of the aggregate voting rights in the company. In addition, any such extraordinary transaction with a term of more than three years requires the abovementioned approval every three years unless, with respect to transactions not involving the receipt of services or compensation, the audit committee determines that a longer term is reasonable under the circumstances. A controlling shareholder is someone who has the ability to direct the activities of the company (other than due to a position in the company), including a shareholder who holds 25% or more of the voting rights in a public company if there is no other shareholder holding more than 25% of the voting rights at such time. There is a presumption that a shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder.

Following approvals of the Audit Committee and Board, the shareholders of the Company approved the terms of remuneration of Mr. Borislow on December 17, 2010.

Compensation Program

The primary components of the executive compensation program of our Company consist of base salary, discretionary bonuses, grants of ordinary shares, and health benefits.

    Base Salary.  We provide executive officers with a level of base salary that recognizes appropriately each individual officer’s scope of responsibility, role in the organization, experience, and contributions to the success of our Company. Increases to base salary are proposed when justified by individual performance. Mr. Borislow’s base salary in 2011 for his service as a member of the Board or any committee thereof, and for serving as Chief Executive Officer of the Company, is a fixed annual payment (paid quarterly) of $200,000. Mr. Russo received a base salary of $153,429 in 2011 for his service as Chief Financial Officer and Treasurer. Dr. Sing received a base salary of $158,124 for his service as President of TigerJet Network, Inc.

Management Bonus.  Periodic bonuses are intended to provide additional compensation to key officers and employees who contribute substantially to the success of our Company. The granting of such awards is based upon the level of our Company’s general performance but is not tied to individual performance objectives. In 2011, Mr. Russo received a bonus of $144,350 to reflect his significant contributions to the administration and financial management of the Company.

    Grants of Ordinary Shares.  Equity compensation consists of periodic grants of ordinary shares to certain of our executives to provide additional incentive to work to maximize long-term total return to stockholders. Award levels are determined based on market data and may vary among participants based on their positions within the Company, assessment of job performance, and other factors. Under our 2003 Amended Master Stock Option Plan, or 2003 Plan, a committee appointed by the Board is specified to act as the plan administrator. If, in the opinion of the committee based on recommendation from management and/or the Board, the outstanding service of an existing employee merits an increase in the number of options and awards held, the committee may elect to issue additional ordinary shares to that employee. In 2011, the Board administered the plan directly and not through a committee. On November 28, 2011, Mr. Russo received 23,000 ordinary shares to reflect his significant contributions to the administration and financial management of the Company.

    Benefits.  We provide various employee benefit programs to our executive officers, including: (i) medical and dental insurance benefits for our U.S. based employees (excluding the Company’s CEO, Daniel Borislow, who does not receive medical and dental insurance benefits from the Company), and (i) a defined contribution retirement plan for our Israeli employees. These benefits are generally available to all full-time employees of our Company based on their location. In addition, consideration is given to the tax liability that could result from any grant of ordinary shares and additional management bonus (and correspondingly fewer shares) may be provided by the Board as part of the overall compensation package to assist in the payment of such liability. For this reason, $145,771 in payroll-related tax gross-up was provided to Mr. Russo in 2011.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee
Tali Yaron Eldar
Gerald Vento
Yoseph Dauber

Summary Compensation Table (1)

The table below summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)
Daniel Borislow
Chief Executive Officer, Director	2011 2010	200,000 — (3)	— —	— —	— —	200,000 —
Peter Russo
Chief Financial Officer, Treasurer	2011 2010	153,429 65,208	144,350 550,000	254,150 —	151,331 (4) 2,364 (4)	703,260 617,572
Dr. Yuen Wah Sing
President - TigerJet, Director	2011 2010	158,124 79,062	— —	— —	7,232 (5) 2,735 (5)	165,356 81,797

(1)
On July 16, 2010, we entered into and consummated a merger agreement with YMax. Compensation information is provided here since the date of the merger, when the named executive officers first began service as executive officers of the Company.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.”

(3)	No salary compensation was paid to Mr. Borislow in 2010.
(4)	Mr. Russo received $145,771 in payroll-related tax gross-up related to the 2011 stock award and $5,560 and $2,364 in health-related benefits in 2011 and 2010, respectively.

(5)	Dr. Sing received $7,232 and $2,735 in health-related benefits in 2011 and 2010, respectively.

2011 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2011.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock And Option Awards ($)(1)
(a)	(b)	(i)	(l)
Daniel Borislow	—	—	—
Peter Russo	November 28, 2011	23,000	254,150
Dr. Yuen Wah Sing	—	—	—

(1)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with ASC Topic 718, “Stock-based Compensation.”

The Company has no employment agreements with its named officers.

Outstanding Equity Awards and Stock Vesting

None of our named executive officers had any unexercised options, shares that had not vested, or equity incentive plan awards outstanding on December 31, 2011. Neither did any of our named executive officers have any shares that vested in the fiscal year ended December 31, 2011.

Pension Benefits and Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us, neither do any of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

None of our named executives has any contract, agreement, plan, or arrangement that provides payments as a result of termination of employment, change in responsibilities of such executive, or change of control of the Company.

2011 Director Compensation

The following table sets forth information with respect to compensation for the directors listed during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Ilan Rosen	100,000			—	100,000
Richard Schaeffer	17,821	(2)	—	—	17,821
Gerald Vento	40,000		—	—	40,000
Donald A. Burns	20,000		—	—	20,000
Yoseph Dauber	36,283		23,689	—	59,972
Tali Yaron-Eldar	20,192	(3)	23,689	—	43,881
Richard Connaughton	—	(4)	—	—	—
Tsipi Kagan	—	(5)	—	—	—

(1)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with ASC Topic 718, “Stock-based Compensation.” The fair value of stock awards presented herein represents the portion of the award that vested during the year.

(2)	Mr. Schaeffer stopped serving as a director of the Company on August 23, 2011.

(3)	Ms. Yaron-Eldar began serving as a director of the Company on April 28, 2011.
(4)	Mr. Connaughton stopped serving as director of the Company on March 25, 2011.

(5)	Ms. Kagan stopped serving as director of the Company on January 31, 2011.

The following table sets forth information with respect to outstanding vested and unvested director equity awards at December 31, 2011.

Name	Number of Restricted Stock Awards (vested / unvested)		Number of Stock Option Awards (vested / unvested)
Ilan Rosen	(— / —)		(31,982 / 6,000)
Richard Schaeffer	(— / —)		( — / —)
Gerald Vento	(— / —)		( — / —)
Donald A. Burns	(— / —)		( — / —)
Yoseph Dauber	(0 / 10,000	) (1)	(21,600 / 4,000)
Tali Yaron-Eldar	(0 / 10,000	) (1)	( — / —)
Richard Connaughton	(— / —)		( — / —)
Tsipi Kagan	(— / —)		( — / —)

(1)	Mr. Dauber and Ms. Yaron-Eldar each received a grant of 10,000 Ordinary Shares, no par value, of the Company, in April 2011, which shares shall vest annually and equally over three years.

The Company’s non-employee directors receive the following compensation:

•
A fixed annual payment of $20,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $10,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves.

•
Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

•
Mr. Rosen resigned as a member of the Board of Directors effective April 1, 2012.  Prior to that time, Mr. Rosen’s remuneration for service as a member of the Board or any committee was a fixed annual payment of $100,000, paid quarterly. In addition, prior to his resignation, Mr. Rosen received an additional fee of $20,000, at the discretion of the Company’s Executive and Compensation Committee.

•
In addition, on April 28, 2011, the Company’s external directors Yoseph Dauber and Tali Yaron-Eldar each received a grant of 10,000 ordinary shares, which shares shall vest annually and equally over three (3) years and will otherwise be subject to the terms of the Company’s 2003 Plan. The terms of the grant will provide that in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the external directors are required to cease to serve as directors of the Company, then all unvested Shares on the closing date of such transaction shall automatically accelerate.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2011, there were 277,732 outstanding ordinary share options outstanding with a weighted average exercise price of $4.98 under our equity compensation plans, as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	277,732	4.98	697,762

(1)	Consists of the 2003 Master Stock Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of [                   ], 2012, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent (5%) of our outstanding ordinary shares, and (ii) each of our directors, (iii) each of our named executive officers, and (iv) by all of our current executive officers and directors as a group as of [                   ], 2012. The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC.

Beneficial ownership is determined in accordance with the rules of SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon pursuant to options held by the respective person or group that are currently exercisable or may be exercised within sixty (60) days of the date hereof, which we refer to as presently exercisable ordinary share options. The percentage of outstanding ordinary shares is based on [                   ] ordinary shares outstanding as of as of [                   ], 2012.

Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any of our other shareholders.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned (1)	Percent of Class
Daniel Borislow (2)	4,177,640	20.6%
Herbert C. Pohlmann Jr. (3) 1290 N. Ocean Blvd. Palm Beach FL, 33480	1,250,000	5.9%
PBC GP III, LLC (4) 505 South Flagler Dr., Suite 1400, West Palm Beach, FL 33401	1,053,486	5.1%
Menachem Goldstone (5)
c/o 5700 Georgia Ave. West Palm Beach, FL 33405	1,556,000	7.3%
Adam St. Partners, LLC (6)
One North Wacker, Suite 2200
Chicago, IL 60606	1,642,860	7.6%
Peter Russo	37,090	*
Andrew MacInnes	15,000	*
Dr. Yuen Wah Sing	393,306	1.87%
Ilan Rosen (7)	36,462	*
Gerald Vento	81,500	*
Donald A. Burns	471,894	2.25%
Yoseph Dauber (8)	26,934	*
Tali Yaron-Eldar (9)	3,334	*
Officers and directors as a group (9 persons) (10)	6,282,624	29.81%

*	Represents less than 1% of the outstanding ordinary shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, all persons included in this table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon settlement of restricted ordinary shares held by the respective person or group that will vest within sixty (60) days of the date hereof and pursuant to ordinary share options held by the respective person or group that are currently exercisable or may be exercised within sixty (60) days of the date hereof, which we refer to as presently exercisable ordinary share options.

(2)
Information based on the Schedule 13D Amendment filed by Mr. Borislow with the SEC on May 18, 2012.  Includes 261,604 shares held by the spouse of Mr. Borislow and 55,124 shares held in a trust, directed by Mr. Borislow’s spouse for the benefit of Mr. Borislow’s children. Mr. Borislow disclaims beneficial ownership of these 316,728 ordinary shares.

(3)	Information based on the Schedule 13D Amendment filed by Herbert Pohlmann with the SEC on April 24, 2012.

(4)
Information based on the Schedule 13G filed by PBC GP III, LLC, a Delaware limited liability company, PBC MJ TBFW, LLC, a Delaware limited liability company, PBC MJ, LLC, a Florida limited liability company, Nathan Ward and Shaun McGruder with the SEC on April 24, 2012.  Due to their relationships with one another, the Reporting Persons may be deemed to constitute a “group” under Section 13(d) of the Securities Exchange Act of 1934 with respect to their beneficial ownership of the Issuer’s ordinary shares reported herein. The Reporting Persons, however, expressly disclaim such status and declare that the filing of this Schedule 13G is not and should not be deemed an admission that any Reporting Person, for purposes of Section 13(d) of the Act or otherwise, is the beneficial owner of the Issuer’s ordinary shares held by any other Reporting Person. Each Reporting Person disclaims beneficial ownership of any securities beneficially owned by any other Reporting Person.  According to the Schedule 13G, the Reporting Persons hold voting and dispositive power with respect to the reported shares in the following amounts:

	SHARED VOTING POWER	SHARED DISPOSITIVE POWER
PBC GP III, LLC	1,053,486	771,084
PBC MJ TBFW, LLC	1,053,486	771,084
PBC MJ, LLC	1,053,486	282,402
Nathan Ward	1,053,486	282,402
Shaun McGruder	1,053,486	282,402

(5)	Information based on the Schedule 13G Amendment filed by Menachem Goldstone with the SEC on February 10, 2012.

(6)
Information based on the Schedule 13G Amendment filed by Adams St. Partners, LLC, Adams Street 2007 Direct Fund, L.P., Adams Street 2008 Direct Fund, L.P., Adams Street 2009 Direct Fund, L.P. and Adams Street 2010 Direct Fund, L.P. with the SEC on February 14, 2012.  According to the Schedule 13G Amendment, the following funds hold the percent of class and number of reported shares in the following amounts: (a) Percent of class:  Adams Street Partners, LLC: 7.6% (Percentage of class held indirectly through the following funds); Adams Street 2007 Direct Fund, L.P.: 2.1%; Adams Street 2008 Direct Fund, L.P.: 2.4%; Adams Street 2009 Direct Fund, L.P.: 2.0%; Adams Street 2010 Direct Fund, L.P.: 1.1%

(b) Number of shares as to which the person has:

(i)   Sole power to vote or to direct the vote:  Adams Street Partners, LLC: 1,642,860 (Total number of Ordinary Shares held indirectly through the following funds); Adams Street 2007 Direct Fund, L.P.: 453,376; Adams Street 2008 Direct Fund, L.P.: 511,030; Adams Street 2009 Direct Fund, L.P.: 442,006; Adams Street 2010 Direct Fund, L.P.: 236,448
(ii)  Shared power to vote or to direct the vote:  0 (for all filing persons).
(iii) Sole power to dispose or to direct the disposition of:  Adams Street Partners, LLC: 1,642,860 (Total number of Ordinary Shares held indirectly through the following funds); Adams Street 2007 Direct Fund, L.P.: 453,376; Adams Street 2008 Direct Fund, L.P.: 511,030; Adams Street 2009 Direct Fund, L.P.: 442,006; Adams Street 2010 Direct Fund, L.P.: 236,448
(iv) Shared power to dispose or to direct the disposition of: 0 (for all filing persons).

(7)
Includes 31,982 ordinary shares issuable pursuant to presently exercisable ordinary share options and 3,000 ordinary shares issuable pursuant to ordinary share options that will vest within 60 days of the date hereof.

(8)
Includes 21,600 ordinary shares issuable pursuant to presently exercisable ordinary share options, 2,000 ordinary shares issuable pursuant to ordinary share options that will vest within 60 days of the date hereof, and 3,334 restricted ordinary shares that will vest within 60 days of the date hereof.

(9)	Includes 3,334 restricted ordinary shares that will vest within 60 days of the date hereof.

(10)
Includes 58,582 ordinary shares underlying outstanding restricted ordinary shares and ordinary share options that are either currently exercisable or will become exercisable within 60 days of the date hereof as well as shares held by Mr. Daniel Borislow and others.

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee has:

●	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011;

●	discussed with our independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board standards;

●
received the written disclosures and the letter from BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

●	discussed with BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) the firm’s independence; and

●	considered whether the provision of non-audit services by BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) is compatible with maintaining independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

By the Audit Committee,
Yoseph Dauber Tali Yaron-Eldar Gerald Vento

PROPOSAL 2
APPROVAL OF THE TERMS OF REMUNERATION OF CERTAIN DIRECTORS OF THE
COMPANY, TO BE EFFECTIVE AS OF OCTOBER 1, 2012

At the Meeting, the shareholders will be requested to approve the following terms of remuneration of the Company’s directors (other than Mr. Daniel Borislow, whose cash compensation and expense reimbursement will stay the same, and Dr. Sing), effective as of October 1, 2012:

•
a fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $20,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves (audit committee and compensation committee to be considered as one committee for these purposes), except for the nominations committee.  For the avoidance of any doubt, the fixed payment shall be inclusive of participation in meetings, phone conferences and obtainment of written resolutions of the Board or a committee thereof;

•
reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles; and

•
without derogating from the above, Mr. Gerald Vento’s remuneration for service as a chairman of the Board or as any member of a committee thereof shall be a fixed annual payment (to be paid quarterly), which shall equal to US$100,000. In addition, Mr. Vento shall be entitled to an additional annual payment in an amount of up to US$20,000, subject to the discretion of the Company’s Executive and Compensation Committee.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of remuneration of the Company’s non-external directors, as presented to the Company’s shareholders, are hereby approved and authorized, effective as of October 1, 2012.”

The Audit Committee and the Board recommend a vote “FOR” Proposal 2.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary for the approval of the foregoing resolution.

PROPOSAL 3
APPROVAL OF THE TERMS OF REMUNERATION OF EXTERNAL DIRECTORS OF THE
COMPANY, TO BE EFFECTIVE AS OF OCTOBER 1, 2012

At the Meeting, the shareholders will be requested to approve the following terms of remuneration of the Company’s external directors, effective as of October 1, 2012, which amounts would be identical to the terms of terms of remuneration of the Company’s other directors referred to in Proposal 2 (other than Mr. Daniel Borislow, whose cash compensation and expense reimbursement will stay the same, and Dr. Sing):

•
a fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $20,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves  (audit committee and compensation committee to be considered as one committee for these purposes), except for the nominations committee.  For the avoidance of any doubt, the fixed payment shall be inclusive of participation in meetings, phone conferences and obtainment of written resolutions of the Board or a committee thereof; and

•
reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

 It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of remuneration of the Company’s external directors, as presented to the Company’s shareholders, are hereby approved and authorized, effective as of October 1, 2012.”

The Audit Committee and the Board recommend
a vote “FOR” Proposal 3.

The affirmative vote of a majority of the shares present, in person or by proxy, and voting on this matter is necessary for the approval of the foregoing resolution, provided that such a majority includes either (i) at least the majority of the total votes of shareholders who are not controlling shareholders and do not have personal interest (excluding a personal interest not resulting from the shareholder’s relationship with the controlling shareholder) in the approval of the proposal, present at the Meeting in person or by proxy (votes abstaining shall not be taken into account); or (ii) the total number of ordinary shares of the Company mentioned in clause (i) above voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

PROPOSAL 4
APPROVAL OF SHARE GRANT ARRANGEMENT WITH DANIEL BORISLOW

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the share grant arrangement by which Mr. Daniel Borislow would be entitled to receive on an annual basis 50,000 of the Company's Ordinary Shares, no par value, for no consideration, for each US$1.00 of earnings per share (calculated annually commencing with respect to fiscal year 2012) (and in increments of 12,500 Ordinary Shares for each US$0.25 of earnings per share exceeding US$1.00) (as adjusted for stock splits or combinations, stock dividends, recapitalizations or similar transactions), which shares would be in addition to the cash compensation and expense reimbursement to which Mr. Borislow is currently entitled and which was previously approved by the shareholders in December 2010, is hereby approved and adopted in all respects.”

The Audit Committee has approved the foregoing share grant arrangement (the “Share Grant Arrangement”) with Mr. Borislow and recommended that the Board approve the arrangement.  The Board determined that it was advisable and in the best interest of the Company to approve the Share Grant Arrangement, which is to be paid in addition to the cash compensation and expense reimbursement previously approved by the shareholders in December 2010.  Following the annual calculation of the number of shares to which Mr. Borislow would be entitled, if any, the Board will ratify the issuance of such shares to Mr. Borislow.  Prior to such ratification, Mr. Borislow will be able to accept all, a portion, or none of such shares at his election.  In addition, Mr. Borislow must be an employee of the Company or any subsidiary thereof at the time of such Board action.

The Board and the Audit Committee recommend
a vote “FOR” Proposal 4.

The affirmative vote of a majority of the shares present, in person or by proxy, and voting on this matter is necessary for the approval of the foregoing resolution, provided that such a majority includes either (i) at least the majority of the total votes of shareholders who have no personal interest in the approval of Proposal 4, present at the Meeting in person or by proxy (votes abstaining shall not be taken into account); or (ii) the total number of ordinary shares of the Company mentioned in clause (i) above voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

PROPOSAL 5
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our shareholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

You have the opportunity to vote “for” or “against” or to “abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in magicJack Vocaltec Ltd. proxy statement for the 2012 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, and the narrative discussion of this proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider the Company’s executive compensation philosophy and objectives as contained in the Compensation Discussion and Analysis section above. Our executive compensation program utilizes elements including base salary, management bonus, grants of ordinary shares, and health and other benefits to achieve the following goals:

•	attracting, retaining, motivating, and rewarding highly talented, entrepreneurial, and creative executives;
•	aligning and strengthening the mutuality of interests between our executives and our shareholders; and
•	providing total compensation to each executive that is internally equitable, competitive with peer companies, and driven by individual, departmental, and corporate performance.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Compensation Committee values the opinions of the Company’s shareholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company’s executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2013 annual general meeting of shareholders.

The Board recommends a vote “FOR” Proposal 5.

PROPOSAL 6
APPROVAL ON A NON-BINDING, ADVISORY BASIS WHETHER SAY-ON-PAY SHOULD
OCCUR EVERY ONE (1) YEAR, EVERY TWO (2) YEARS, OR EVERY THREE (3) YEARS

We are seeking an advisory vote from our shareholders as to whether the shareholder advisory vote on executive compensation should occur every one (1) year, every two (2) years, or every (3) years.  Accordingly, you have the opportunity to choose the option of every “one (1) year,” every “two (2) years,” every “three (3) years,” or to “abstain” from voting on the frequency for which the Company should hold a shareholder advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement.

In considering the interests of our shareholders and the Company, the Board has determined that the recommended frequency for which the Company should hold a shareholder advisory vote to approve the compensation paid to the Company’s named executive officers should be every THREE (3) YEARS.  We believe that every three (3) years is the appropriate frequency to hold a Say-on-Pay vote for several reasons.  As our compensation programs reward both short-term and long-term performance, shareholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Further, a three year interval provides the Board and the Compensation Committee with sufficient time to evaluate the effectiveness of its compensation policies and implement changes in response to its evaluation and the results of the advisory vote. Thus, the Board recommends that shareholders approve a frequency of every three (3) years.

As your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Board may decide that it is in the best interests of the Company and our shareholders to hold a shareholder advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.  However, we value the opinions of our shareholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which the Company holds a shareholder advisory vote on the compensation paid to the Company’s named executive officers.

This non-binding “frequency” vote is required to be submitted to our shareholders at least once every six (6) years.

The Board recommends a vote for “EVERY THREE (3) YEARS” for Proposal 6.

PROPOSAL 7
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF ASSOCIATION TO PROVIDE
FOR ELECTION OF EACH OF THE COMPANY'S DIRECTORS ON AN ANNUAL BASIS

The Company’s Articles of Association currently provide that the shareholders may elect directors, other than external directors, for a term that expires either at the annual meeting of shareholders held in the first year following the year of their election or at the annual meeting held in the third year following the year of their election.  The term of service for each director is determined by the shareholders at the time of election of such director.

The Board believes that it is in the best interest of the Company and its shareholders that each Company director be elected for a term that expires at the annual meeting of shareholders held in the first year following the year of election.  Therefore, the Board recommends that the shareholders amend the Company's Articles of Association to provide that each director shall hold office until the end of the next annual general meeting and so long as an annual general meeting is not convened, unless their office is vacated prior thereto in accordance with the provisions of the Articles of Association and applicable law.  Such a provision will not apply to the Company's external directors who are required by Israeli law to be elected for a three-year term.  Under the proposal, the terms of all directors, other than external directors, will expire at the end of the annual meeting of shareholders to be held in 2013 (whether or not their term of service is otherwise scheduled to expire at such time), and shareholders will vote on the election of all director nominees, other than external directors, for a term to expire at the annual meeting to be held in 2014.

At the Meeting, the shareholders will be requested to approve an amendment to Article 39 to reflect the recommended amendment described above.

It is proposed that the following resolutions be adopted at the Meeting:

“RESOLVED, to amend the Articles of Association of the Company by replacing Article 39(b) thereof with the following paragraph:
‘The term of all directors of the Company shall expire at the Annual General Meeting to be held in 2013.  Commencing with the Annual General Meeting to be held in 2013, the directors of the Company shall be elected at each Annual General Meeting (or at an Extraordinary Meeting of the Company) by Ordinary Resolution and shall hold office until the end of the next Annual General Meeting and so long as an Annual General Meeting is not convened, unless their office is vacated prior thereto in accordance with the provisions of these Articles and the Companies Law. This Article shall not apply to the election and tenure of External Directors, in respect of whom the provisions of the Companies Law shall apply.'”

The Board recommends a vote "FOR" Proposal 7.

The affirmative vote of the holders of not less than seventy-five percent (75%) of the shares represented at the Meeting in person or by proxy and voting on this matter is necessary for the approval of the foregoing resolution.

PROPOSAL 8
REAPPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has approved the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2012, as well as the authorization of the Company’s Board, subject to the approval by the Audit Committee, to fix the remuneration of the auditors in accordance with the volume and nature of their services.  The Board has further directed that management submit the selection of independent public auditors for ratification by the shareholders at the Meeting. [Representatives of BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Under Israeli law, shareholder approval is required to reappoint BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) as our independent registered public accounting firm.

    Following our merger with YMax in 2010, we decided to consolidate our accounting services in a single accounting firm. To that end, on November 1, 2010, our Board elected to continue the existing relationship of our subsidiary YMax Corporation with BDO USA, LLP and recommended to shareholders the appointment of BDO USA, LLP as the Company’s new auditors for the year ending December 31, 2010. The requisite majority of shareholders approved the appointment on December 17, 2010. On December 28, 2010 the Company entered into an agreement with BDO USA, LLP acknowledging same.

    During our fiscal years ended December 31, 2008 and 2009 and through the date of our dismissal of Kost Forer Gabbay & Kasierer (“KFG&K”), a member of Ernst & Young Global independent registered public accounting firm (December 28, 2010), there were no disagreements with KFG&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KFG&K would have caused KFG&K to make reference to the disagreements in connection with its reports on our financial statements for such years.

    The reports of KFG&K on our financial statements for the fiscal years ending December 31, 2008 and December 31, 2009 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations. The audit reports of KFG&K on our financial statements for the fiscal years ended December 31, 2008 and 2009 contain no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.

    We provided KFG&K the foregoing disclosures and requested that it furnish us with a letter addressed to the SEC stating whether or not it agrees with such disclosures. We have received the requested letter from KFG&K wherein it has confirmed its agreement with our disclosures. A copy of the letter from KFG&K was included as exhibit 16.1 to our registration statement on Form F-3/A filed on January 12, 2011.

Independent Auditor Fees and Services

Our Audit Committee is responsible for the oversight of our independent auditors’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our auditors. The audit committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the audit committee on an individual basis. The following table sets forth fees for professional services provided by BDO, the Company’s current independent auditor, for the audit of the Company’s financial statements for fiscal years 2010 and 2011, and fees billed for audit-related and other services from the 2010 business combination to December 31, 2011 (in thousands):

	2011	2010
Audit fees (1)	$783	$666
Audit-related fees (2)	-	-
Tax fees (3)	97	90
All other fees (4)	-	-
Total fees	$880	$756

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with the filings of Form 6-K and Form F-3, and other statutory or regulatory filings. Audit Fees for the year ended December 31, 2011 also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

(2)
Represents aggregate fees for assurance and related services provided by BDO that are reasonably related to the performance of the audit or review of our financial statements and are not reported under item (1) above.

(3)	Represents aggregate fees for professional services provided in connection with tax compliance, tax planning and tax advice.

The Board recommends a vote “FOR” Proposal 8.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 8 at the annual general meeting will be required to reappoint BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr)  as our independent registered public auditors.

Section  16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Due to the Company’s status as a foreign private issuer during fiscal year 2011, the Company and the Reporting Persons were not required to file any Section 16(a) reports during fiscal year 2011.  The Company and the Reporting Persons became subject to Section 16(a) on January 1, 2012.

Other Business

The Company’s management is not aware of any other business to be transacted at the Meeting.  However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation.  If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein.  If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

Where to Find More Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, accompanies this proxy statement.

You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC’s public reference room at the following location:

Public Reference Room
 450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

These SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov. and http://vocaltec.com.

Appendix A - Form of Statement of a Candidate to Serve as an External Director

The undersigned, _________, hereby declares to magicJack VocalTec Ltd. (the “Company”), effective as of ______________, 2012 as follows:

I am making this statement as required under Section 224B of the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”).  Such provision requires that I make the statements set forth below prior to, and as a condition to, the submission of my election as a director of the Company to the approval of the Company’s shareholders.

I possess the necessary qualifications and skills and have the ability to dedicate the appropriate time for the purpose of performing my service as a director in the Company, taking into account, among other things, the Company’s special needs and its size.

My qualifications were presented to the Company. In addition, attached hereto is my resume, which includes a description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

I am not restricted from serving as a director of the Company under any items set forth in Sections 2261, 226A2 or 2273 of the Israeli Companies Law, which include, among other things, restrictions relating to on the appointment of a minor, a person who is legally incompetent, a person who was declared bankrupt, a person who has prior convictions or anyone whom the administrative enforcement committee of the Israel Securities Law 5728-1968 (the “Israel Securities Law”) prohibits from serving as a director.

1 As of the date hereof, Section 226 of the Israeli Companies Law generally provides that a candidate shall not be appointed as a director of a public company (i) if the person was convicted of an offense not listed below but the court determined that due to its nature, severity or circumstances, he/she is not fit to serve as a director of a public company for a period that the court determined which shall not exceed five years from judgment or (ii) if he/she has been convicted of one or more offences specified below, unless five years have elapsed from the date the convicting judgment was granted or if the court has ruled, at the time of the conviction or thereafter, that he/she is not prevented from serving as a director of a public company:

(1) offences under Sections 290-297 (bribery), 392 (theft by an officer), 415 (obtaining a benefit by fraud), 418-420 (forgery), 422-428 (fraudulent solicitation, false registration in the records of a legal entity, manager and employee offences in respect of a legal entity, concealment of information and misleading publication by a senior officer of a legal entity, fraud and breach of trust in a legal entity, fraudulent concealment, blackmail using force, blackmail using threats) of the Israel Penal Law 5737-1997; and offences under sections 52C, 52D (use of inside information), 53(a) (offering shares to the public other than by way of a prospectus, publication of a misleading detail in the prospectus or in the legal opinion attached thereto, failure to comply with the duty to submit immediate and period reports) and 54 (fraud in securities) of the Israel Securities Law;

(2) conviction by a court outside of the State of Israel of an offence of bribery, fraud, offences of directors/managers in a corporate body or exploiting inside information.

2 As of the date hereof, Section 226A of the Israeli Companies Law provides that if the administrative enforcement committee of the Israel Securities Authority has imposed on a person enforcement measures that prohibited him/her from holding office as director of a public company, that person shall not be appointed as a director of a public company in which he/she is prohibited to serve as a director according to this measure.

3 As of the date hereof, Section 227 of the Israeli Companies Law provides that a candidate shall not be appointed as a director of a company if he/she is a minor, legally incompetent, was declared bankrupt and not discharged, and with respect to a corporate body – in case of its voluntary dissolution or if a court order for its dissolution was granted.

My other positions or affairs do not create, or are liable to create, any conflict of interest with my position as a Director of the Company, nor will they harm my ability to serve as a Director of the Company.

I am not serving as an external director in another company that one of the external directors of the company serves as a director in that other company.

I am aware that this statement shall be presented at the meeting of the Company’s shareholders in which my election shall be considered, and that pursuant to Section 241 of the Israeli Companies Law it shall be kept in the Company’s registered office and shall be available for review by any person.

Should a concern arise that I will be aware of and/or that will be brought to my attention, pursuant to which I will no longer fulfill one or more of the requirements and/or the declarations set forth above, I shall notify the Company immediately, in accordance with Section 227A of the Israeli Companies Law.

IN WITNESS WHEREOF, the undersigned have signed this statement as of the date set forth above.

Name: _________________	Signature: __________________

A - 2

MAGICJACK VOCALTEC LTD.

12 BENNY GAON STREET, BUILDING 2B, POLEG INDUSTRIAL AREA, NETANYA, ISRAEL

PROXY

THE PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of magicJack VocalTec Ltd. (the “Company”) hereby appoints Tali Yaron-Eldar and Dvir Salomon, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the Ordinary Shares of the Company which the undersigned is entitled to vote at the Annual General Meeting of Shareholders (the “Meeting”) to be held in the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021 at 11:00 a.m. Israel time on August 14, 2012, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy, which are more fully described in the Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter, to the extent permitted by law and stock exchange rules. Abstentions will be counted as present for purposes of determining a quorum and will not be counted as voting on the proposal in question.  Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MAGICJACK VOCALTEC LTD.

August 14, 2012

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

↓Please detach along perforated line and mail in the envelope provided.↓

PLEASE SIGN DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.
1. To approve the reappointment of Yoseph Dauber as an external director of the Company for a three-year term in accordance with the Israeli Companies Law		FOR	AGAINST	ABSTAIN
Are you a controlling shareholder in the Company (as defined in the Israel Companies Law) or do you have a personal interest in the proposal resulting from your relationship with a controlling shareholder? – MUST BE COMPLETED FOR VOTE TO BE COUNTED

		YES	NO
2.  To approve the cash compensation and expense reimbursement of the Company’s directors (other than Mr. Daniel Borislow, whose cash compensation and expense reimbursement will stay the same, Dr. Yuen Wah Sing, who does not receive director compensation, and external directors)

		FOR	AGAINST	ABSTAIN
3. To approve the cash compensation and expense reimbursement of the Company’s external directors		FOR	AGAINST	ABSTAIN
Are you a controlling shareholder in the Company (as defined in the Israel Companies Law) or do you have a personal interest in the proposal resulting from your relationship with a controlling shareholder? – MUST BE COMPLETED FOR VOTE TO BE COUNTED

		YES	NO
4. To approve the share grant arrangement with Mr. Daniel Borislow as disclosed in the proxy statement		FOR	AGAINST	ABSTAIN
Do you have a personal interest in the resolution? – MUST BE COMPLETED FOR VOTE TO BE COUNTED		YES	NO
5. To hold an advisory vote on executive compensation as disclosed in the proxy statement		FOR	AGAINST	ABSTAIN
6. To hold an advisory vote on whether an advisory vote on executive compensation should be held every one (1), two (2) or three (3) years	EVERY ONE YEAR	EVERY TWO (2) YEARS	EVERY THREE (3) YEARS	ABSTAIN
7. To approve an amendment to the Company’s Articles of Association to provide for election of each of the Company's directors on an annual basis (other than the Company's external directors)		FOR	AGAINST	ABSTAIN
8.  To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2012 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services
		FOR	AGAINST	ABSTAIN

Signature of Shareholder ___________________ Date: ________	Signature of Shareholder ___________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.